UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CytRx Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CytRx Corporation

11726 San Vicente Boulevard, Suite 650
Los Angeles, California 90049

Supplement to the Proxy Statement dated May 22, 2017 (the "Proxy Statement")
of CytRx Corporation (the "Company") for the
Annual Meeting of Stockholders to be held on July 12, 2017

The description in the Proxy Statement of the matters over which brokerage firms have authority to vote customers' shares without instruction is revised as follows:

Will my shares be voted if I do not return my proxy card?
If your shares are held in street name, your brokerage firm may vote your shares without your instructions only under certain circumstances.
Brokerage firms have authority under applicable stock exchange rules to vote customers' unvoted shares on "routine" matters only. Under these rules, Proposals 1, 3, 4, 6 and 7 are considered by the applicable stock exchanges to be non-routine, so if you do not give your broker instructions, your shares will be treated as broker non-votes and will not be voted with respect to each of Proposals 1, 3, 4, 6 and 7.  Proposals 2, 5 and 8 are each considered by the applicable stock exchanges to be a routine matter.
If you do not return a proxy card to vote your shares, your brokerage firm may either:
•	vote your shares on Proposals 2, 5 and/or 8 only; or
•	leave your shares unvoted.
We encourage you to provide instructions to your brokerage firm by returning your proxy card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the Proposals described in this Proxy Statement.
What if I change my mind after I return my proxy card or, in the event I have already submitted my proxy card, I want to change my vote?
As set forth in the Proxy Statement, whether or not you have already submitted your proxy card, you may revoke your proxy card and change your vote by:
•	signing another proxy card with a later date and returning it before the polls close at the Annual Meeting; or
•
voting in person at the Annual Meeting. However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the Annual Meeting.

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This additional proxy material, the proxy statement and our annual report can be accessed directly at the following Internet address: www.cytrx.com.
This Supplement should be read in conjunction with the Proxy Statement. To the extent that information in this supplement differs from or updates information contained in the Proxy Statement, the information in this supplement controls.
The date of this Supplement to the Proxy Statement is June 29, 2017.
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